Exhibit 23.3

Consent of Independent Auditor

We consent to the inclusion in Amendment No. 1 to the Registration Statement (No. 333-262057) on Form S-1 of HomeSmart Holdings, Inc. of our report dated April 12, 2022, relating to the combined financial statements of Champions Real Estate Group, LLC, Champions RE Group, LLC, and CREG, LLC.

We also consent to the reference of our firm under the heading “Experts” in such Registration Statement.

/s/ RSM US LLP

Phoenix, Arizona

April 21, 2022